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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF AUTODESK, INC.
                        ------------------------------


The Registrant owns 100% of the outstanding voting securities of the following corporations, as of April 22, 1999, all of which are included in the Registrant's consolidated financial statements:

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                                                           Jurisdiction of
 Name                                                       Incorporation
------                                                     ---------------
Autodesk (Europe) S.A.                                     Switzerland
Autodesk AB                                                Sweden
Autodesk AG                                                Switzerland
Autodesk de Argentina S.A.                                 Argentina
Autodesk Asia Pte. Ltd.                                    Singapore
Autodesk Australia Pty. Ltd.                               Australia
Autodesk do Brazil Ltda                                    Brazil
Autodesk B.V.                                              Netherlands
Autodesk Canada, Inc.                                      Canada
Autodesk Development Africa (Pty) Ltd.                     Republic of South Africa
Autodesk Development B.V.                                  Netherlands
Autodesk Development Canada Ltd.                           Canada
Autodesk Development S.a r.l.                              Switzerland
Autodesk (EMEA) S.A.                                       Switzerland
Autodesk Far East Ltd.                                     Hong Kong
Autodesk GesmbH                                            Austria
Autodesk GmbH                                              Germany
Autodesk India Pte. Ltd.                                   India
Autodesk International Holding Co.                         Delaware
Autodesk International Ltd.                                Barbados
Autodesk Ireland Ltd.                                      Ireland
Autodesk Korea Ltd.                                        Korea
Autodesk Ltd.                                              United Kingdom
Autodesk Ltd. Japan                                        Japan
Autodesk de Mexico S.A. de C.V.                            Mexico
Autodesk CIS (ZAO)                                         Russia-C.I.S.
Autodesk S.A. (Spain)                                      Spain
Autodesk S.A.                                              France
Autodesk S.p.A.                                            Italy
Autodesk Software Lda                                      Portugal
Autodesk Spol. s.r.o                                       Czech Republic
Autodesk, Taiwan Ltd.                                      Taiwan
Autodesk de Venezuela, C.A.                                Venezuela
Foresight Resources Corporation                            Missouri
Teleos Research                                            California
Discreet Logic, Inc.                                       Canada
Discreet Logic - USA, Inc.                                 Delaware
Bandit Communications, Inc.                                Delaware
D-Vision Systems, Inc.                                     Illinois
Lightscape Technologies, Inc.                              Delaware
Discreet Logic (Desktop), Inc.                             Barbados
Discreet Logic Asia-Pacific Pte, Ltd.                      Singapore
Discreet Logic KK                                          Japan
Discreet Logic (Brazil) Industria e Comercio Ltda          Brazil
Discreet Logic Europe S.A.                                 Luxembourg
Discreet Logic France SARL                                 France
Discreet Logic (UK) Ltd.                                   United Kingdom
Discreet Logic GmbH                                        Germany
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